Exhibit 10.56
OMNIBUS AMENDMENT
This Omnibus Amendment (this “Amendment”), dated as of May 8, 2008, is entered into by Proxymed, Inc., a Florida corporation doing business as MedAvant (the “Parent”), ProxyMed Transaction Services, Inc., (f/k/a MedUnite, Inc.) a Delaware corporation (“PTS”) and ProxyMed Lab Services LLC (f/k/a Key Communications Service, Inc.), a Delaware limited liability company (“PLS”, and together with the Parent and PTS, the “Companies” and each, a “Company”) and LV Administrative Services, Inc., as administrative and collateral agent (the “Agent”) for Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”, and together with Agent, the “Creditors”) for the purpose of amending the terms of each of (i) that certain Security and Purchase Agreement, dated as of December 6, 2005, by and among the Companies and Laurus (as amended, restated, modified, assigned and/or supplemented from time to time, the “Security Agreement”) and (ii) that certain Secured Revolving Note, dated as of December 6, 2005, issued by the Companies to Laurus (as amended, restated, modified, assigned and/or supplemented from time to time, the “Revolving Note” and together with the Security Agreement and the other Ancillary Agreements described in the Security Agreement, the “Documents”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement.
     WHEREAS, each of the Companies and Creditors have agreed to make certain changes to the Documents as set forth herein.
     NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. The Security Agreement is hereby amended by deleting Section 2(a)(vii) in its entirety and inserting the following new Section 2(a)(vii) in lieu thereof:
     “(vii) Intentionally Omitted.”
     2. The Security Agreement is hereby amended by adding the following new Section 13(z) immediately following the end of existing Section 13(y) appearing therein:
     “(z) Additional Covenants. (i)(I) On the fifth (5th) business day of each of June 2008 and July 2008, the Companies shall submit to Laurus, a report (each a “Covenant Compliance Report”) setting forth (x) the Companies’ actual “consolidated cash receipts” received during the fiscal month immediately prior to the month of submission of such Covenant Compliance Report; and (y) the Companies actual “consolidated revenues” for the fiscal month immediately prior to the month of submission of such Covenant Compliance Report and (II) on the tenth (10th) business day of each of June 2008 and July 2008, the Companies shall submit to Laurus a Covenant Compliance Report setting forth the Companies actual “consolidated EBITDA” for the fiscal month immediately prior to the month of submission of such Covenant Compliance Report.

     (ii) In respect of each Covenant Compliance Report required to be delivered by the Companies to Laurus pursuant to Section 13(z)(i) above, each such Covenant Compliance Report shall be accompanied by a work sheet that describes in reasonable detail the methodology, calculations and relied upon data used in determining the “consolidated cash receipts”, “consolidated revenues” and “consolidated EBITDA” calculations set forth in such Covenant Compliance Report, as applicable, which methodology, calculations and relied upon data shall all be required to be reasonably satisfactory to Laurus as determined by Laurus in its sole discretion.
     (iii) The Companies shall not have, on the last day of each fiscal month set forth below, a “consolidated cash receipts” for such fiscal month less than the amount set forth opposite such fiscal month:

Fiscal Month Ending	“consolidated cash receipts”
May 31, 2008	$2,250,000
June 30, 2008	$2,150,000
     (iv) The Companies shall not have, on the last day of each fiscal month set forth below, a “consolidated revenues” for such fiscal month less than the amount set forth opposite such fiscal month:

Fiscal Month Ending	“consolidated revenues”
May 31, 2008	$2,350,000
June 30, 2008	$2,350,000
     (v) The Companies shall not have, on the last day of each fiscal month set forth below, a “consolidated EBITDA” for such fiscal month less than the amount set forth opposite such fiscal month:

Fiscal Month Ending	“consolidated EBITDA”
May 31, 2008	$115,000
June 30, 2008	$25,000
     3. Section 19 of the Security Agreement is hereby amended by (i) deleting the period appearing at the end of Section 19(r) and inserting the text “; or” in lieu thereof and (ii) adding the following new Section 19(s) immediately following the end of prior Section 19(r) appearing therein:

     “(s) any Company or any of its Subsidiaries shall breach any term or provision of Section 13(z) of this Agreement.”
     4. The definition of “Approved Budget” appearing in Annex A to the Security Agreement and Exhibit D to the Security Agreement are each hereby deleted in their entirety.
     5. The definitions of “Formula Amount,” “Maximum Availability Amount” and “Revolving Loan Term” appearing in Annex A to the Security Agreement are hereby deleted in their entirety and the following new definitions are inserted in lieu thereof:
          “Formula Amount’ means for the period commencing on May 1, 2008 through and including July 31, 2008, $7,000,000.
          “Maximum Availability Amount’ means $7,000,000.”
     “Revolving Loan Term’ means the Closing Date through the close of business on July 31, 2008.”
     6. In consideration of the foregoing, the Companies shall jointly and severally pay to Laurus, a non-refundable payment in an amount equal to $325,000 (the “Laurus Payment”). The Laurus Payment will be paid on the Effective Date (as defined below).
     The parties hereto agree that the fair market value of the Laurus Payment (as reasonably determined by the parties) received in consideration of this Amendment made by Laurus hereunder is hereby designated as interest and, accordingly, shall be treated as a reduction of the remaining stated principal amount (which reduced principal amount shall be treated as the issue price) of the Revolving Note for U.S. federal income tax purposes under and pursuant to Treasury Regulation Sections 1.1001-3(e)(2)(iii), 1.1273-2(g)(2)(ii) and 1.1274-2(b)(1). The parties further agree to file all applicable tax returns in accordance with such characterization and shall not take a position on any tax return or in any judicial or administrative proceeding that is inconsistent with such characterization. Notwithstanding the foregoing, nothing contained in this paragraph shall or shall be deemed to modify or impair in any manner whatsoever the Companyies’ obligations from time to time owing to Laurus under the Documents.
     7. Upon the effectiveness of this Amendment, each Company hereby reaffirms all covenants, representations and warranties made in the Documents and acknowledges that all such covenants, representations and warranties shall be deemed to have been made and are true and correct as of the effective date (as defined below) of this Amendment.
     8. This Amendment shall be effective on the first date on which (the “Effective Date”) each of the following has occurred: (i) the execution and delivery of this Amendment by each Company, Laurus and Agent, (ii) the execution and delivery of this Amendment by each Company, Laurus and Agent of the Reaffirmation and Ratification Agreement attached hereto as Exhibit A, and (iii) Laurus shall have received the Laurus Payment.

     9. Except as specifically set forth in this Amendment, there are no other amendments to the Documents, and all of the other forms, terms and provisions of the Documents remain in full force and effect.
     10. Each Company hereby represents and warrants to the Creditors that as of the date hereof, both before and after giving effect to this Amendment, (i) no Event of Default (as defined in the Security Agreement) exists and is continuing and (ii) all representations, warranties and covenants made by each Company and its subsidiaries in connection with the Security Agreement and/or any Ancillary Agreement referred to in the Security Agreement are true, correct and complete and all of each Company and its respective subsidiaries’ covenant requirements have been met. The Parent hereby agrees to, no later than five days after the date hereof, file an 8-K with the Securities and Exchange Commission disclosing the transactions set forth in this Amendment (the “8-K”) on the date hereof.
     11. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

     IN WITNESS WHEREOF, each Company, Laurus and LV has caused this Amendment to be effective and signed in its name effective as of the date set forth above.

PROXYMED, INC.

By:	/s/ Peter Fleming
Name: Peter Fleming Title: Interim CEO

PROXYMED TRANSACTION SERVICES, INC.

By:	/s/ Peter Fleming
Name: Peter Fleming Title: Interim CEO

PROXYMED LAB SERVICES, LLC
By: Proxymed Transaction Services, Inc., its sole member

By:	/s/ Peter Fleming
Name: Peter Fleming Title: Interim CEO

LAURUS MASTER FUND, LTD.
By: Laurus Capital Management, LLC, its investment manager

By:	/s/ Scott Bluestein
Name: Scott Bluestein Title: Authorized Signatory

LV ADMINISTRATIVE SERVICES, INC. as Agent

By:	/s/ Scott Bluestein
Name: Scott Bluestein Title: Authorized Signatory

EXHIBIT A
REAFFIRMATION AND RATIFICATION AGREEMENT
May 8, 2008
LV Administrative Services, Inc.
335 Madison Avenue, 10th Floor
New York, New York 10017
Ladies and Gentlemen:
On September 28, 2007, LV Administrative Services, Inc., a Delaware corporation (the “Agent”) was appointed administrative and collateral agent for Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus” and, together with Laurus’ permitted assigns and Agent, the “Creditor Parties” and each, a “Creditor Party”). Reference is made to the (a) Security and Purchase Agreement, dated as of December 6, 2005 by and between Proxymed, Inc., a Florida corporation doing business as MedAvant (“Parent”), ProxyMed Transaction Services, Inc. (f/k/a MedUnite, Inc.) a Delaware corporation (“PTS”), ProxyMed Lab Services LLC (f/k/a Key Communications Service, Inc.) a Delaware limited liability company (“PLS” and together with Parent and PTS, the “Companies” and each, a “Company”) and Laurus (as amended, modified or supplemented from time to time, the “Security Agreement”), (b) a Stock Pledge Agreement, dated as of December 6, 2005 made by Parent in favor of Laurus (as amended, modified or supplemented from time to time, the “Stock Pledge”), (c) a Member Pledge Agreement, dated as of December 6, 2005 made by PTS in favor of Laurus (as amended, modified or supplemented from time to time, the “Member Pledge”) and (d) an IP Security Agreement, dated as of December 6, 2005 made by the Companies in favor of Laurus (as amended, modified or supplemented from time to time, the “IP Security Agreement”) (the Security Agreement, the Stock Pledge, the Member Pledge and the IP Security Agreement, collectively, the “Existing Security Agreements”). Terms used herein and not otherwise defined herein shall have those definitions ascribed such terms in the Security Agreement.
          To induce Agent and Laurus to agree to the amendments set forth in that certain Omnibus Amendment, dated May 8, 2008 by and among Agent, Laurus, and each Company (as amended, modified or supplemented from time to time, the “Amendment”), each Company hereby:
     1. represents and warrants to each Creditor Party that it has reviewed and approved the terms and provisions of the Amendment and the documents, instruments and agreements entered into in connection therewith;
     2. acknowledges, ratifies and confirms that all indebtedness incurred by, and all other obligations and liabilities of, each Company under the Security Agreement and the Ancillary Agreements referred to therein, both before and after giving effect to the Amendment, are (i) “Obligations” under, and defined in the Security Agreement, (ii) “Indebtedness” under, and as defined in, the Stock Pledge Agreement, (iii) “Secured Obligations” under, and as defined in, the Member Pledge Agreement and (iii) “Obligations” under, and as defined in the IP Security Agreement;

     3. acknowledges, ratifies and confirms that the Amendment is a (i) “Document” under, and as defined in, each of the Security Agreement and the Stock Pledge Agreement and (ii) “Purchase Document” under, and as defined in the Member Pledge Agreement;
     4. acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Security Agreements are in full force and effect and shall remain in full force and effect both before and after giving effect to the execution and effectiveness of the Amendment;
     5. represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any Existing Security Agreement; and
     6. acknowledges, ratifies and confirms the grant by each Company to any Creditor Party of a security interest in the assets of (including the equity interests owned by) each Company, respectively, as more specifically set forth in the Existing Security Agreements.

This letter agreement shall be governed by and construed in accordance with the laws of the
State of New York.

Very truly yours,

PROXYMED, INC.

By:	/s/ Peter Fleming
Name: Peter Fleming Title: Interim CEO

PROXYMED TRANSACTION SERVICES, INC.

By:	/s/ Peter Fleming

Name: Peter Fleming Title: Interim CEO

PROXYMED LAB SERVICES, LLC By: Proxymed Transaction Services, Inc., its sole member

By:	/s/ Peter Fleming

Name: Peter Fleming Title: Interim CEO

ACKNOWLEDGED:

LAURUS MASTER FUND, LTD.

By: Laurus Capital Mangement, LLC, as investment manager

By:	/s/ Scott Bluestein
Name: Scott Bluestein Title: Authorized Signatory

LV ADMINISTRATIVE SERVICES, INC as Agent

By:	/s/ Scott Bluestein

Name: Scott Bluestein Title: Authorized Signatory